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                                  EXHIBIT 11.1
                        VISTA MEDICAL TECHNOLOGIES, INC.
               STATEMENT REGARDING COMPUTATION OF PER SHARE DATA

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                                                                    Three Months Ended June 30,         Six Months Ended June 30,
                                                                  -------------------------------     -----------------------------
                                                                       2000             1999              2000            1999
                                                                  -------------   ---------------     -------------    ------------
Net income (loss) .............................................   $    (966,303)  $   (3,289,139)     $  (1,963,270)   $ (5,958,470)
Weighted average common shares outstanding ....................      19,144,183       13,605,782         16,420,862      13,537,059
                                                                  -------------   ---------------     -------------    ------------
Shares used in basic and diluted loss per share ...............      19,144,183       13,605,782         16,420,862      13,537,059
                                                                  =============   ===============     =============    ============
Basic and diluted loss per share ..............................   $       (0.05)  $        (0.24)     $       (0.12)   $      (0.44)
                                                                  =============   ===============     =============    ============

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